Exhibit 21


                             Movie Gallery, Inc.
                            Lists of Subsidiaries

The voting stock of each entity shown indented is owned by the entity immediately above which is not indented to the same degree.

                                               State, Province or Country of
Name of Subsidiary                                     Incorporation
---------------------------------------     --------------------------------
Movie Gallery US, LLC                                    Delaware
  M.G.A Realty I, LLC                                    Delaware
  M.G. Digital, LLC                                      Delaware
  Movie Gallery Canada, Inc.                           New Brunswick
Movie Gallery Mexico, Inc. S de R.L.
de C.V. (LP)(1% owned by Movie Gallery
US, LLC; remaining 99% owned by Movie
Gallery, Inc.)                                            Mexico
Hollywood Entertainment Corp.                            Virginia
  MG Automation LLC                                      Delaware